Exhibit 99.1

PAB Bankshares, Inc. Announces First Quarter 2003 Earnings

VALDOSTA, Ga., April 25, 2003 (PRIMEZONE) -- PAB Bankshares, Inc. (AMEX:PAB), the holding company for The Park Avenue Bank of Valdosta, Georgia, announced preliminary earnings for the first quarter ending March 31, 2003. The Company reported net income of $1.83 million, or $.19 per diluted share, for the quarter, a 5% increase compared to net income of $1.74 million, or $.18 per diluted share, during the first quarter of 2002. Earnings for the quarter were supported by $166,000 in securities gains, after tax. "We are pleased with the results for the quarter. This is a good start for what we foresee to be a challenging year for us," stated Michael E. Ricketson, President and Chief Executive Officer. "Our balance sheet continued to contract during the quarter as opportunities for loan growth were less than expected, and as a result, this level of earnings may be difficult to sustain over the next few quarters," Ricketson added.

The Company's return on assets for the first quarter of 2003 was 1.01% compared to .85% one year ago. The return on equity for the quarter was 10.21% compared to 10.67% one year ago. The Company's net interest margin was 4.15% during the quarter compared to 3.67% one year ago.

At March 31, 2003, the Company's assets totaled $716.8 million, which is a 4% decrease compared to total assets of $747.9 million at the beginning of the quarter. The Company also reported total loans of $547.8 million and total deposits of $587.7 million at quarter end.

The allowance for loan losses was $11.8 million, or 2.15% of total loans, at March 31, 2003 compared to $12.1 million, or 2.18% of total loans, at December 31, 2002. The Company reported total nonperforming loans of $10.3 million, or 1.88% of total loans at March 31, 2003, compared to $10.4 million, or 1.87% of total loans at year end. Net charge-offs amounted to an annualized .25% of average total loans during the quarter compared to 1.06% for the year in 2002.

The Company operates 17 banking offices in Georgia and Florida. The Company's common stock is traded on the American Stock Exchange under the symbol "PAB". More information on the Company and the products and services available through its subsidiary bank is available on the Internet at www.pabbankshares.com.

Certain matters set forth in this news release are forward-looking statements, including statements regarding the Company's future performance, asset quality and level of nonperforming assets, which are based upon management's beliefs as well as assumptions made by and data currently available to management. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins; (3) general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which we are engaged; (5) costs or difficulties related to the integration of our businesses, including our charter consolidations, and our merger partners may be greater than expected; (6) expected cost savings associated with mergers may not be fully realized or realized within the expected time frame; (7) deposit attrition, customer loss or revenue loss following mergers and charter consolidations may be greater than expected; (8) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; (9) adverse changes may occur in the bond and equity markets; and (10) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB Bankshares, Inc.
 Selected Quarterly Financial Data

 (In thousands,
  except per
  share and
  other data)   03/31/03   12/31/02   09/30/02   06/30/02   03/31/02

 Summary of
  Operations:
 Interest
  income        $  10,417  $  11,354  $  11,619  $  12,116  $  12,990
 Interest
  expense           3,593      4,142      4,627      5,150      6,069
               ---------  ---------  ---------  ---------  ---------
  Net interest
   income           6,824      7,212      6,992      6,966      6,921
                ---------  ---------  ---------  ---------  ---------
 Provision for
  loan losses        --        1,088        513        519        456
 Other income       2,161      1,842      2,012      1,973      2,186
 Other expense      6,305      6,197      6,107      5,951      6,113
                ---------  ---------  ---------  ---------  ---------
 Income before
  income tax
   expense          2,680      1,769      2,384      2,469      2,538
 Income tax
  expense             855        511        734        769        800

  Net income    $   1,825  $   1,258  $   1,650  $   1,700  $   1,738
                ---------  ---------  ---------  ---------  ---------
 Net interest
  income on a
  tax-equivalent
  basis         $   6,867  $   7,253  $   7,032  $   6,993  $   6,946
 Securities
  gains
  (losses)      $     251  $     203  $      30  $      43  $     (15)
 Selected
  Average
  Balances:
 Total assets   $ 732,357  $ 749,221  $ 762,315 $  778,925  $ 829,466
 Earning assets   671,526    687,761    700,586    721,231    767,970
 Loans            554,638    554,676    569,703    599,539    623,890
 Deposits         593,171    607,295    623,374    643,445    692,852
 Stockholders'
  equity           72,454     70,373     68,804     66,596     66,074
 Performance
  Ratios:
 Return on
  average
  assets (ROA)       1.01%      0.67%      0.86%      0.88%      0.85%
 Return on
  average
  equity (ROE)      10.21%      7.09%      9.52%     10.24%     10.67%
 Net interest
  margin             4.15%      4.18%      3.98%      3.89%      3.67%
 Efficiency
  ratio             71.79%     66.14%     67.88%     66.16%     68.02%
 Average loans
  to average
  earning
  assets            82.59%     80.65%     81.32%     83.13%     81.24%
 Average loans
  to average
  deposits          93.50%     91.34%     91.39%     93.18%     90.05%
 Average equity
  to average
  assets             9.89%      9.39%      9.03%      8.55%      7.97%
 Per Share
  Ratios:
 Net income -
  basic         $    0.19  $    0.13  $    0.18  $    0.18  $    0.18
 Net income -
  diluted            0.19       0.13       0.18       0.18       0.18
 Dividends
  declared           0.03        --         --         --        0.11
 Dividend
  payout ratio      15.79%      0.00%      0.00%      0.00%     61.11%
 Book value at
  end of
  period        $    7.67  $    7.56  $    7.43  $    7.23  $    6.98
 Common Share
  Data:
  Outstanding
  at period
  end           9,430,413  9,430,413  9,430,413  9,430,413  9,430,413
 Weighted
  average
  outstanding   9,430,413  9,430,413  9,430,413  9,430,413  9,415,602
 Diluted
  weighted
  average
  outstanding   9,476,645  9,462,289  9,453,930  9,454,803  9,466,108
 Selected
  Period End
  Balances:
 Total assets   $ 716,758  $ 747,911  $ 757,589  $ 764,493  $ 809,241
 Earning assets   651,989    683,456    690,974    695,201    747,570
 Loans            547,785    555,238    553,458    590,344    607,707
 Allowance for
  loan losses      11,752     12,097     12,426     15,736     15,723
 Deposits         587,719    606,730    615,415    628,927    672,337
 Stockholders'
  equity           72,365     71,265     70,049     68,143     65,797
 Selected Asset
  Quality
  Factors:
 Nonaccrual
  loans         $  10,301  $  10,378  $  12,100  $  16,058  $  13,472
 Other
  impaired
  loans               --         --         --         --         --
 Loans 90 days
  or more past
  due and still
  accruing            --         --          52          2         94
 Other real
  estate &
  repossessions     1,612      1,284        966        821        727
 Asset Quality
 Ratios:
 Net
  charge-offs
  to average
  loans
 (annualized
  YTD)               0.25%      1.06%      1.08%      0.33%      0.32%
 Nonperforming
 loans to
 total loans         1.88%      1.87%      2.20%      2.72%      2.23%
 Nonperforming
  assets to
  total assets       1.63%      1.56%      1.73%      2.21%      1.77%
 Allowance for
 loan losses
 to total
  loans              2.15%      2.18%      2.25%      2.67%      2.59%
 Allowance for
 loan losses
 to
 nonperforming
 loans             114.09%    116.56%    102.25%     97.99%    115.90%

CONTACT:  PAB Bankshares, Inc.
          Michael E. Ricketson, President & CEO
          Jay Torbert, Sr. Vice-President & CFO
          (229) 241-2775